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                         INDEPENDENT AUDITORS' CONSENT


We consent to the reference to our Firm under the heading "Independent Auditors" in this Pre-Effective Amendment No. 1 to the Registration Statement of John Hancock Preferred Income Fund II (Securities Act Registration No. 333-99685) in the Statement of Additional Information which is part of such registration statement.


Deloitte & Touche LLP
Boston, Massachusetts
October 25, 2002